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                                                                     EXHIBIT 3.1

DEAN HELLER                                                      Document Number
Secretary of State                                                20050091661-20
206 North Carson Street                                     Filing Date and Time
Carson City, Nevada 89701-4299                             3/30/2005 11:42:47 AM
(775) 684 5708                                                     Entity Number
Website: secretaryofstate.biz                                      E0160302005-8

                                                         Filed in the office of
ARTICLES OF INCORPORATION OF                                  /s/ Dean Heller
ONEPAK, INC.                                                  DEAN HELLER
Name of Close Corporation                                     Secretary of State
                                                              State of Nevada
A CLOSE CORPORATION
(PURSUANT TO NRS 78A)
(Name of corporation MUST appear in the above heading)
                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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1. Name of
   Corporation:               ONEPAK, INC.

2. Resident Agent             CSC SERVICES OF NEVADA, INC.
   Name and Street            Name
   Address:
  (must Street be a           502 E. JOHN STREET               Carson City    Nevada       89706
   Nevada address where          Address                          City                    Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                            Number of shares
   corporation                with par value:              Par value:     without par value: 1,500
   authorized
   to issue)

4. Governing Board:           This corporation is a close corporation operating with a
   (check one box;            board of directors [X] Yes/or [ ] No
   if yes, complete
   article 5 below)

5. Names & Addresses,         1. STEVEN V. ANDON
   of Board of                   Name
   Directors/Trustees:           350 MASSACHUSETTS AVENUE        Arlington       MA           02474
   (attach additional page       Street Address                   City          State        Zip Code
   if there is more than 3
   directors/trustees         2. PHILIP G. BAKER
                                 Name
                                 POB 178, 9 WILD ROSE LANE       New Castle      NH          03854
                                 Street Address                   City          State        Zip Code

                              3.
                                 Name

                                 Street Address                   City          State        Zip Code
5. Purpose: (optional-
   see instructions)          The purpose of this Corporation shall be:

6. Names, Address             CSC SERVICES OF NEVADA, INC.                      /s/
   and Signature of           Name                                           Signature
   Incorporator.
   (attach additional page    502 E. JOHN STREET               Carson City     Nevada        89706
   if there is more than 1    Address                            City           State       Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/                                                               3/30/05
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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